Exhibit 10.24

FIRST AMENDMENT TO NPR ROYALTY AGREEMENT

THIS FIRST AMENDMENT TO NPR ROYALTY AGREEMENT made as of the 27th day of May, 2009

BETWEEN:

GREAT WESTERN EXPLORATION, LLC, a limited liability company under the laws of Colorado (hereinafter referred to as the “Royaltyholder”)

- and -

BE RESOURCES INC., a company incorporated under the laws of Colorado (hereinafter referred to as the “Royaltypayor”)

WHEREAS the Royaltyholder and Royaltypayor entered into an NPR Royalty Agreement on October 1, 2007;

AND WHEREAS subsequent to October 1, 2007, the Royaltypayor has endeavoured to complete an initial public offering of its common stock in order to raise funds to, among other things, further explore the real property subject to the NPR Royalty Agreement;

AND WHEREAS the Royaltypayor has been advised in discussions with investment bankers that it is necessary and desirable to reduce the royalty payable to the Royaltyholder pursuant to the NPR Royalty Agreement (“Royalty”) in order to successfully market and complete its initial public offering;

AND WHEREAS in consideration of the Royaltypayor’s continued and future payment of its legal, accounting, and other professional service fees which the Royaltypayor shall incur in its continued pursuit of its initial public offering, and other good and valuable consideration, the parties desire to reduce the Royalty and hereby agree as follows:

1.             ARTICLE 1, OBLIGATION, paragraph 1.2(b) of the NPR Royalty Agreement shall be deleted and replaced with the following:

(b)           Pay or cause to be paid to the Royaltyholder that amount equal to 7.99% of the Net Profits, if any.

2.             All other terms and conditions and provisions of the NPR Royalty Agreement shall remain the same.

IN WITNESS WHEREOF the parties have duly executed and delivered this First Amendment to NPR Royalty Agreement effective as of the date first above written.

ROYALTYHOLDER:

GREAT WESTERN EXPLORATION, LLC

Per:	/s/ David Tognoni
Authorized Signatory

ROYALTYPAYOR:

BE RESOURCES INC.

Per:	/s/ David Tognoni
Authorized Signatory